SMITH BARNEY INVESTMENT TRUST
                 SMITH BARNEY MID CAP CORE FUND

        December 1, 2004 through May 31, 2005

               		Trade                                              % of
Issuer        		Date     Selling Dealer         Amount  Price 	Issue(1)

Las Vegas Sands Corp.  12/14/04 Goldman, Sachs & Co. $29,855  $29.00  0.42%A

Fastclick               3/31/05 CS First Boston Corp. 13,285   12.00  0.23B

Global Santafe Corp     4/14/05 Goldman, Sachs & Co.  70,500   34.45  0.34C

Portal Players (PLAY)  11/18/04 CS First Boston Corp.  9,565   17.00  0.76D

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $69,645 by other affiliated mutual funds and discretionary accounts.

B - Includes purchases of $1,715 by other affiliated mutual funds and discretionary accounts.

c - Includes purchases of $9,100 by other affiliated mutual funds and discretionary accounts.

D - Includes purchases of $37,935 by other affiliated mutual funds and discretionary accounts.



Issuer	 Trade Date  Joint / Lead Manager(s)   Co-Manager(s)       Selling Group


Fastclick 03/31/05   Citigroup                  Jefferies & Co.
                  Credit Suisse First Boston Corp. Thomas Weisel Partners LLC

Global Santafe Corp 04/14/05Goldman Sachs & Co      Citigroup
                        JP Morgan Securities Credit Suisse First Boston Corp.

Las Vegas Sands Corp. 12/14/04Goldman Sachs & Co Citigroup  ABN Amro Rothschild
			                       Jefferies & Co  CIBC World Markets
			  JP Morgan Securities   Commerzbank Capital Markets Corp
			                     Lehman Brothers   Ramirez & Co Inc
			               Merrill Lynch & Co    Scotia Capital Inc
			                     UBS    Utendahl Capital Partners LP

Portal Players (PLAY)	11/18/04CitigroupNeedham & Co Inc   AG Edwards & Sons Inc
	 CS First Boston Corp     SG Cowen Securities Corp      JMP Securities
				                         Pacific Crest Securities
				                        Williams Capital Group LP